SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment Number 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report: November 27, 2000
(Date of earliest event reported)

V-Twin Holdings, Inc.
(Exact name of registrant as specified in its charter)

District of Columbia	000-24779	52-2110338

(State or other	(Commission File No.)	(I.R.S. employer

jurisdiction of		identification

incorporation or		no.)

organization)

7324 West Cheyenne, Suite 8
Las Vegas, NV 89129
(Address of principal executive offices)

(702) 515-3110
(Registrant’s telephone number)

This amendment further amends the Form 8-K of V-Twin Holdings, Inc. (“V-Twin”) as filed with the Securities and Exchange Commission on April 26, 2001 as amended on July 31, 2001.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

      As previously reported in V-Twin’s Form 8-K/A filed with the Securities and Exchange Commission on July 31, 2001, on November 27, 2000, Kaufman Davis, PC resigned as auditors of V-Twin.

      As previously stated in V-Twin’s Form 8-K/A filed on July 31, 2001, in connection with the audits of the years ended June 30, 2000 and 1999, and during the subsequent interim period to the date of termination on November 27, 2000, there were no disagreements with Kaufman Davis, PC (i) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to Kaufman Davis’ satisfaction, would have caused it to make reference to the subject matter of the disagreement or (ii) that are otherwise required to be reported pursuant to Item 304(a)(1)(iv) of Regulation S-B.

      V-Twin previously provided Kaufman Davis, PC with a copy of Form 8-K/A dated July 31, 2001 and requested that Kaufman Davis furnish a letter, addressed to the Securities and Exchange Commission, stating that Kaufman Davis has read such filing and indicating whether Kaufman Davis agrees with the statements made by V-Twin in Item 4 and if not, stating the respect(s) in which Kaufman Davis disagrees. Kaufman Davis, PC’s letter is filed as an Exhibit to this Form 8-K/A.

      As previously reported, V-Twin’s Quarterly report on Form 10-Q for the period ended December 31, 2000 was not reviewed by an independent accounting firm.

ITEM 7. FINANCIAL STATEMENTS, PRO-FROMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

16 Letter dated August 2, 2001, from Kaufman Davis, PC

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2001	V-TWIN HOLDINGS, INC

/s/ Richard Paone Richard Paone, President